OPTION AGREEMENT

This Agreement is between The Johns Hopkins University, a corporation of the State of Maryland, acting through its Applied Physics Laboratory having a principal place of business at 11100 Johns Hopkins Road, Laurel, MD 20723-6099 (hereinafter referred to as "JHU/APL") and MIPSolutions, Inc, a Nevada corporation (hereinafter the "Company") having an address at 1117 Desert Lane, Suite 1592, Las Vegas, NV 89102.

RECITALS

JHU/APL, by virtue of its role as a government contractor and educational institution, carries out scientific and applied research and development through its staff and is committed to bringing the results of that research and development into widespread use.

JHU/APL has acquired or is entitled to acquire through assignment or otherwise all right, title and interest, with the exception of certain retained rights by the United States Government, in the inventions entitled: "Processable Molecularly Imprinted Star Polymers," international application serial no. PCT/US 04/32575, filed October 4, 2004, JHU/APL File No. 2087; "Processable Molecularly Imprinted Star Polymer Based Sensors for Toxins or Other Proteins," U.S. provisional application serial no. 60/673647, file April 21, 2005, JHU/APL File No. 2214, and the inventions disclosed and claimed therein.

Company is desirous of obtaining licenses under the patents and patent applications and wishes to evaluate the technology under an option to license the patents and patent applications.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE I -- DEFINITIONS

1.1 PATENT RIGHTS shall mean international application serial no. PCT/US 04/32575 (JHU/APL File No. 2087) and US provisional application serial no. 60/673647 (JHU/APL File No. 2214) filed, respectively, on 10/4/04 and 4/21/05, and the inventions disclosed and claimed therein, and all continuations, divisions and reissues based thereon, and any corresponding foreign patent applications, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

1.2 LICENSED FIELD shall mean the field of Drug Testing and Diagnostics.

1.3 LICENSED PRODUCTS shall mean any products, the manufacture, import, use, offer to sell or sale of which is covered by PATENT RIGHTS.

1.4 LICENSED PROCESSES shall mean any process the practice of which is covered by PATENT RIGHTS.

1.5 EFFECTIVE DATE shall mean the date of execution by the last of the parties to execute this Agreement.

1.6 OPTION PERIOD shall mean no later than six (6) months from the EFFECTIVE DATE (hereinafter defined) unless the OPTION PERIOD is extended as set forth in section 3.2 below, or sooner if the OPTION is exercised.

1.7 PRIOR OPTION AGREEMENT shall mean the option agreement between the parties hereto, effective February 20, 2006.

ARTICLE II

2.1 EVALUATION PROCEDURE. Company shall have the right to evaluate PATENT RIGHTS and their market potential for the LICENSED FIELD and to test proof of concept for LICENSED PRODUCTS and/or LICENSED PROCESSES. Company shall provide to JHU/APL a report of the results of such evaluations within 30 days of the end of the OPTION PERIOD.

ARTICLE III

3.1 OPTION TO EXCLUSIVE LICENSE. JHU/APL grants to Company an exclusive option to obtain an exclusive license in the LICENSED FIELD under PATENT RIGHTS ("OPTION"), subject to retained rights of the U.S. Government, if any, under provisions of Public Laws 96-517 and 98-620, and subject further to the right of JHU/APL to use PATENT RIGHTS for its own research purposes.

3.2 OPTION FEES. Company shall pay to JHU/APL a non-refundable option fee in the sum of Two Thousand Five Hundred Dollars ($2,500.00) in cash no later than ten (10) business days after the EFFECTIVE DATE. If on the twelve (12) month anniversary of the EFFECTIVE DATE, Company has not exercised the OPTION, Company may pay to JHU/APL on or before such twelve (12) month anniversary Seven Thousand Five Hundred Dollars ($7,500.00) in cash to extend the OPTION PERIOD for an additional six (6) months. If on the eighteen (18) month anniversary of the EFFECTIVE DATE, Company has not exercised the OPTION, Company may pay to JHU/APL on or before such eighteen month anniversary Fifteen Thousand Dollars ($15,000.00) in cash to further extend the OPTION PERIOD for an additional twelve (12) months.

3.3 THIRD PARTIES. Until the end of the OPTION PERIOD, JHU/APL shall not offer the PATENT RIGHTS in the LICENSED FIELD to any third party.

3.4 EXERCISE OF OPTION. Company may exercise the OPTION by so informing JHU/APL in writing and, further, by informing JHU/APL of the identity of at least one (1) product or process in the area of the LICENSED FIELD, and by providing a written statement, reasonably satisfactory to JHU/APL, of its intention and ability to develop such product or process under such PATENT RIGHTS for public use as soon as practicable, consistent with sound and reasonable business practices and judgment.

3.5 NEGOTIATION OF LICENSE TERMS. Upon exercise of the OPTION, and for a reasonable period not to exceed three (3) months, unless such period is extended by mutual agreement of the parties, JHU/APL and Company agree to negotiate in good faith to establish the terms of a license agreement granting Company exclusive rights to make, have made, use, sell, offer to sell and import LICENSED PRODUCTS and to practice LICENSED PROCESSES in the LICENSED FIELD under terms customary in the trade. Such license agreement shall include substantially the provisions currently in the License Agreement, dated January 23, 2006, between the parties. Before executing such license agreement, Company shall outline for JHU/APL the Company's and/or Company's sublicensees' capability and/or

plans to introduce such LICENSED PRODUCTS and LICENSED PROCESSES into the market. Once due diligence milestones and capabilities are established in a manner reasonably satisfactory to JHU/APL and the Company, JHU/APL and Company shall enter into the license agreement.

ARTICLE IV -- TERMINATION

4.1 TERMINATION. This Agreement shall terminate at the end of the OPTION PERIOD, as may be extended by Company in accordance with section 3.2 above, unless the OPTION is exercised, in which case this Agreement will terminate at the end of the stipulated negotiation period set forth in section 3.5 above or upon execution of a license agreement, whichever occurs first. Upon termination of this Agreement without the execution of a license agreement, JHU/APL shall be free to negotiate licenses with other parties, and Company shall have no further rights to PATENT RIGHTS.

ARTICLE V -- MISCELLANEOUS PROVISIONS

5.1 APPLICABLE LAW. This Agreement shall be construed and the rights of the parties determined in accordance with the laws of the State of Maryland.

5.2 NON-USE OF UNIVERSITY'S NAME. No use of the name of Johns Hopkins University (JHU) or any of its constituent parts in any form of promotion or in connection with the sale of products, processes, devices, or designs is permitted without prior written approval from JHU/APL. At least five (5) business days' notice is required for written approval, such approval not to be unreasonably withheld. The JHU name can be used in a factual context in any filing to a governmental entity required by law.

5.3 NOTICES AND CORRESPONDENCE. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes thereof when mailed by certified mail to the party to be notified or sent by overnight courier service. All notices shall be deemed to have been given when mailed as evidenced by the postmark at the point of mailing or by other package pickup receipt.

All notices and any correspondence respecting this Agreement shall be addressed as follows:

To JHU/APL:

Kristin M. Gray
Director of Technology Transfer
The Johns Hopkins University
Applied Physics Laboratory
11100 Johns Hopkins Road
Laurel, MD 20723-6099
PHONE: (240) 228-7927
FAX: (240) 228-5882

To Company:

MIPSolutions, Inc.
Edward A. Hunton, Director
128 E. Fairview Ave.
Spokane, Washington 99207
509-484-6385

Either party may change its address for the purpose of this Agreement by notice in writing to the other party.

5.4 WARRANTY. JHU/APL EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSES OF THE TECHNOLOGY SUPPLIED BY JHU/APL OR THE LICENSED PRODUCTS AND LICENSED PROCESSES CONTEMPLATED BY THIS AGREEMENT. Further, JHU/APL has made no investigation and makes no representation that any PATENT RIGHTS are free from liability for patent infringement.

5.5 LIABILITY. Company shall indemnify and hold JHU/APL, its directors, officers, employees, trustees, contractors, subcontractors, and agents harmless against any and all claims for loss, damage, or injuries in connection with or arising out of use by Company, its directors, employees, contractors, subcontractors, or agents or by third parties for any cause of action that arises from research evaluation uses of PATENT RIGHTS granted by this Agreement. Such indemnity shall include all costs and expenses, including attorneys fees and any costs of settlement. The rights and obligations of this section shall survive termination or expiration of the Agreement.

5.6 NONASSIGNABILITY. Neither this Agreement nor any rights hereunder shall be transferable or assignable by either party and any attempt to do so shall be void.

5.7 SUPERSEDURE OF PRIOR OPTION AGREEMENT: As of the EFFECTIVE DATE, the PRIOR OPTION AGREEMENT, except for sections 5.4 and 5.5 thereof, is terminated and superseded by this Agreement.

5.8 AGREEMENT VOID. This Agreement shall be void and of no effect unless executed by Company within fourteen (14) days of its execution by JHU/APL.

5.9 INTEGRATION. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed in duplicate by their duly authorized officers.

THE JOHNS HOPKINS UNIVERSITY **Applied Physics Laboratory**	**MIPSolutions, Inc.**
By [signature] Kristin M. Gray Director of technology Transfer	By [signature] Edward A. Hunton Director
Date: 2/20/07	Date 2-16-07